EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dual dated April 1, 2005 and July 19, 2006 as to the effects of the reclassification as disclosed in
Note 1, included in this Form 10-KSB Amendment No. 1 in the previously filed Registration Statements of Capco Energy, Inc. and subsidiaries on Forms S-8 (File No. 333-112693, effective February 11, 2004, File No. 333-118173, effective August 12, 2004, and File No. 333-122889, effective February 17,
2005).


/s/ Stonefield Josephson, Inc.
---------------------------------
Stonefield Josephson, Inc.
Irvine, California

August 11, 2006